UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
June 28, 2024
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (“Annual Meeting”) on June 28, 2024. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the SEC on May 16, 2024. As of the record date, May 3, 2024, there were 14,410,688 shares of Class A Common Stock and 7,416,414 shares of Class B Common Stock outstanding and entitled to be voted at the Annual Meeting, of which 15,072,932 shares of common stock were present in person or by proxy at the meeting. Each share of Class A Common Stock is entitled to one (1) vote per share. Each share of Class B Common Stock is entitled to ten (10) votes per share. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1:     To elect a board of directors to serve for the ensuing year. There were six nominees for the Company’s board of directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote was necessary for the election of a nominee for director. Broker non-votes did not count as votes cast and had no effect on the result of the vote. Each of the six nominees listed below has been elected to serve on the board of directors until the Company’s 2025 annual meeting of stockholders or until their respective successors are elected and qualify. The voting results were as follows:

	FOR	WITHHOLD
John C. “Chris” Loeffler, II	78,525,215	68,516
Jennifer Schrader	78,535,970	57,761
William J. Gerber	78,438,826	154,905
Michael Trzupek	78,506,174	87,557
Daniel P. Hansen	78,506,204	87,527
Lawrence Taylor	78,535,968	57,763

Proposal No. 2:     To approve the CaliberCos Inc. 2024 Equity Incentive Plan (the “Plan”). The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote was required to approve the Plan. Abstentions were counted as votes cast and had the same effect as a vote against the proposal. Abstentions were considered present for the purpose of determining the presence of a quorum. The voting results were as follows:

FOR	AGAINST	ABSTAIN
78,186,773	402,965	3,993

Proposal No. 3:     To approve the CaliberCos Inc. 2024 Employee Stock Purchase Plan (the “ESPP”). The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote was required to approve the ESPP. Abstentions were counted as votes cast and had the same effect as a vote against the proposal. Abstentions were considered present for the purpose of determining the presence of a quorum. The voting results were as follows:

FOR	AGAINST	ABSTAIN
78,377,406	212,681	3,644

Proposal No. 4:     To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Approval of the proposal required the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions were not counted as votes cast and had no effect on the result of the vote. As a routine matter, there were no broker non-votes. The proposal was approved by a vote of stockholders as follows:

FOR	AGAINST	ABSTAIN
81,784,847	33,370	2,441

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: July 3, 2024

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer